Exhibit (d)(i) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                      INVESTMENT ADVISORY AGREEMENT



      This Agreement is made as of the 12th day of May, 2001, between the Huntington Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (herein called the "Trust") and Huntington Asset Advisors, Inc., an adviser registered under the Investment Advisers Act of 1940 (herein called the "Adviser").

      WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Investment Adviser to furnish certain investment advisory and related services described below in connection with the management of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"), and the Adviser represents that it is willing and possesses legal authority under the Glass-Steagall Act to so furnish such services;

      NOW  THEREFORE,   in  consideration  of  the  promises  and  mutual
covenants hereinafter contained, the parties agree as follows:

      1.    Appointment.  The Trust  hereby  appoints  the Adviser to act
            -----------
as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2.    Delivery of  Documents.  The Trust has  furnished the Adviser
            ----------------------
with  copies  properly   certified  or   authenticated  of  each  of  the
following documents:

            (a) the Trust's Agreement and Declaration of Trust, dated February 10, 1987 and filed with the Secretary of State of The Commonwealth of Massachusetts, and all amendments thereto or restatements thereof (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

            (b)  the Trust's Bylaws and amendments thereto;

            (c)   resolutions   of  the   Trust's   Board   of   Trustees
authorizing the appointment of the Adviser and approving this Agreement;

            (d) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto;

            (e)  the  Trust's  current  Registration  Statement  on  Form
N-lA under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission; and

            (f) the Funds' most recent prospectuses and the Trust's Statement of Additional Information relating to the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

      The Trust will promptly furnish the Adviser with copies of all amendments of or supplements to the foregoing documents.

      3. Management. Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide or cause to be provided a continuous investment program for each Fund identified on Schedule A hereto, including investment research and management with respect to all securities and investments and cash equivalents in such Funds. The Adviser will determine or cause to be determined from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to each Fund identified on Schedule A hereto and will place or cause to be placed orders for purchase and sale on behalf of the Trust with respect to such Fund.

      The Adviser  will  provide the  services  under this  Agreement  in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectuses, resolutions of the Trust's Board of Trustees, and any undertakings with regulatory authorities which are provided by the Trust to the Adviser. The Adviser further agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will comply in all material respects with all applicable Rules and Regulations of the Securities and Exchange Commission under the Investment Company Act of 1940 and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Adviser;

            (c) will place or cause to be placed orders for the Funds identified on Schedule A hereto either directly with the issuer or with any broker or dealer and, in placing orders with brokers and dealers, the Adviser or any sub-investment adviser employed by the Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Adviser or any sub-investment adviser employed by the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser or any such subinvestment adviser with research advice and other services; and

            (d)   will   treat    confidentially   and   as   proprietary
information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Adviser in the course of its performance of its responsibilities and duties under this Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil, regulatory, or criminal sanctions for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      4. Use of Sub-Investment Adviser. The Adviser may, subject to the approvals required under the 1940 Act, employ a sub-investment adviser to assist the Adviser in the performance of its duties under this Agreement. Such use does not relieve the Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Adviser.

      5. Services Not Exclusive. The investment management services furnished by the Adviser hereunder are not to be deemed exclusive. Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any subsidiary or affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

      6. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

      7. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or charges, if any) purchased for the Trust. The
Trust  will  be  responsible   for  all  of  the  Trust's   expenses  and
liabilities.

      8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefor a fee computed daily and paid monthly on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Adviser. If the fee payable to the Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares.

      9. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty under the Investment Company Act of 1940 with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Adviser be liable for actions taken or nonactions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Adviser by an officer of the Trust thereunto duly authorized.

      10. Duration and Termination. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until September 1, 2002. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12.   Miscellaneous.  The captions in this  Agreement  are included
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for  convenience  of  reference  only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 41 South High Street, Columbus, Ohio 43287, Attention: Ronald Corn; and if to the Adviser, at 41 South High Street, Columbus, Ohio 43287, Attention: Daniel B. Benhase.

      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Ohio.

      The names "Huntington Funds" and "Trustees of the Huntington Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Huntington Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


      IN  WITNESS   WHEREOF,   the   parties   hereto  have  caused  this
instrument to be executed by their officers designated below as of the day and year first above written.


                                    HUNTINGTON FUNDS

                                    By: /s/ Timothy D. Barto
                                        ---------------------
                                    Timothy D. Barto
                                    Title: Vice President

                                    HUNTINGTON ASSET ADVISORS, INC.

                                    By: /s/ Daniel B. Benhase
                                    Daniel B. Benhase
                                    Title: Chief Executive Officer


                               SCHEDULE A
                  TO THE INVESTMENT ADVISORY AGREEMENT
                    DATED AS OF May 12, 2001 BETWEEN

                        THE HUNTINGTON FUNDS AND
                     HUNTINGTON ASSET ADVISORS, INC.

Fund Name                              Compensation


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Huntington Dividend Capture Fund         Annual rate of seventy-five one
                                         hundredths of one percent (0.75%) of
                                         the Huntington Dividend Capture Fund's
                                         average daily net assets.
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Huntington International Equity Fund     Annual rate of one percent (1.00%) of
                                         the Huntington International Equity
                                         Fund's average daily net assets.
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Huntington Mid Corp America Fund         Annual rate of seventy-five one
                                         hundredths of one percent (0.75%) of
                                         the Huntington Mid Corp America Fund's
                                         average daily net assets.
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Huntington New Economy Fund              Annual rate of eighty-five one
                                         hundredths of one percent (0.85%) of
                                         the Huntington New Economy Fund's
                                         average daily net assets.
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Huntington Rotating Index Fund           Annual rate of fifty one hundredths of
                                         one percent (0.50%) of the Huntington
                                         Rotating Index Fund's average daily
                                         net assets.
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HUNTINGTON FUNDS                    HUNTINGTON ASSET ADVISORS, INC.

By: /s/ Timothy D. Barto            By: /s/ Daniel B. Benhase
   ---------------------------          --------------------------
Timothy D. Barto                    Daniel B. Benhase

Title: Vice President               Title:  Chief Executive Officer
      ------------------------             -----------------------------------